UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2015

NTELOS HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51798 (Commission File Number)	36-4573125 (IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980
(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

As previously disclosed in a current report on Form 8-K filed by NTELOS Holdings Corp. (the “Company”) on July 28, 2014, the Company entered into a Professional Services Agreement with Rodney D. Dir to serve as the President and Chief Operating Officer of the Company while the Company searched for a permanent Chief Executive Officer and President. Effective February 1, 2015, the Company entered into a new Professional Services Agreement (the “New Agreement”) that provides for Mr. Dir to serve as Chief Executive Officer of the Company as an independent contractor until December 31, 2015.
Mr. Dir, age 57, has been a director of the Company since October 2011. Mr. Dir served as the President and Chief Executive Officer of Spectrum Bridge, Inc., a wireless spectrum management company, from May 2011 to March 2014. From 2007 to 2011, he served as the Chief Operating Officer of Firethorn Holdings, Inc., a privately held provider of mobile banking and mobile commerce services, which was acquired by Qualcomm Incorporated in November 2007. From 2005 to 2007, he served as the Chief Operating Officer of Cincinnati Bell, Inc., a publicly traded company and provider of telecommunication services. Between 1984 and 2005, Mr. Dir served in various positions with various telecom communications companies, including T-Mobile, Powertel and GTE.
The New Agreement provides that Mr. Dir will perform the duties of a Chief Executive Officer of the Company and will report directly to the Company’s board of directors. The Agreement also provides for the following compensation: (i) payment for services at an annualized rate of $425,000; (ii) a bonus opportunity of $300,000, which will be awarded at the discretion of the Company’s board of directors on or about December 31, 2015; (iii) a grant of 50,000 shares of restricted stock, which will vest on the earlier of (a) termination of services under the New Agreement (other than termination of the New Agreement by Mr. Dir without cause or a termination by the Company for cause) or (b) December 31, 2015; and (iv) a housing allowance. The Agreement also provides for a severance payment of $100,000 payable under the circumstances set forth in the Agreement. A copy of the Agreement with Mr. Dir is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Election of Director

On February 5, 2015, the Board, upon a recommendation of the Nominating and Governance Committee, appointed Michael Gottdenker to the Board, effective as of such date. Mr. Gottdenker has been appointed to serve on the Compensation Committee of the Board.

Mr. Gottdenker, age 50, has served as the Chairman and Chief Executive Officer of Hargray Communications Group since 2007. Mr. Gottdenker also serves as Chairman and Chief Executive Officer of Access Spectrum, LLC; as President and Chief Executive Officer of Commonwealth Telephone Enterprises, Inc.; in a variety of executive positions at Revlon Consumer Products Corporation; and as an investment banker in the Corporate Finance and Real Estate Finance departments of Salomon Brothers Inc.

Mr. Gottdenker does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K. Mr. Gottdenker does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Professional Services Agreement between NTELOS Holdings Corp. and Rodney D. Dir, dated as of February 1, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: February 5, 2015

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Professional Services Agreement between NTELOS Holdings Corp. and Rodney D. Dir, effective as of February 1, 2015.